Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Putnam Income Fund

We consent to the use of our report dated December 11, 2019, with respect to the financial statements of Putnam Income Fund, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2021